                                                                    EXHIBIT 2.5

                      ASSIGNMENT AND ASSUMPTION AGREEMENT

  ASSIGNMENT AND ASSUMPTION AGREEMENT, dated as of August 28, 2000, among VIACOM INC., a Delaware corporation ("Viacom"), COMCAST CORPORATION, a Pennsylvania corporation ("Comcast"), FOX SPORTS NET MINNESOTA, LLC, a Delaware limited liability company ("Fox") and, solely for purposes of Sections 9 and 33, FOX ENTERTAINMENT GROUP, INC., a Delaware corporation ("Fox Guarantor").

                             W I T N E S S E T H :

  WHEREAS, Viacom and Comcast are parties to an Asset Purchase Agreement dated as of June 30, 2000 (the "Original Asset Purchase Agreement"), as amended by Amendment No. 1 dated as of July 28, 2000 and Amendment No. 2 dated as of August 28, 2000 (as so amended, the "Asset Purchase Agreement"; terms defined in the Asset Purchase Agreement and not otherwise defined herein being used herein as therein defined), pursuant to which Viacom has agreed to sell to Comcast the Acquired Assets and Comcast has agreed to purchase the Acquired Assets and assume the Assumed Liabilities upon the terms and subject to the conditions set forth therein;

  WHEREAS, contemporaneous with the execution of this Agreement, Viacom, Comcast and Fox are entering into a settlement agreement (the "Settlement Agreement") with respect to a lawsuit docketed in the Court of Chancery of the State of Delaware in and for New Castle County as Civil Action No. 18164-NC (the "Litigation") and a Memorandum of Understanding with respect to certain related matters (the "MOU"), and this Agreement is required by and forms an integral part of the agreements and other arrangements set forth in the Settlement Agreement and the MOU.

  WHEREAS, Comcast wishes to transfer and assign to Fox the rights and obligations of Comcast under the Asset Purchase Agreement to the extent they relate to MSC, including (i) the MSC Business, (ii) the MSC Assets, (iii) the Assumed Liabilities set forth in clauses (a) and (c) of Section 2.03 of the Asset Purchase Agreement, (iv) the MSC Purchase Price, (v) Comcast's rights and obligations under Sections 2.06(a)(ii), 2.07(a)(iii) and 2.08C, (vi) the MSC Business Employees and (vii) the Lease (MSC and the items referred to in (i)-(vii) collectively, the "MSC Items"), and Fox wishes to accept the assignment of such rights from Comcast and assume the corresponding obligations subject to the terms and condition contained herein.

  NOW, THEREFORE, in consideration of the foregoing and the mutual agreements contained herein, Comcast, Fox and Viacom agree as follows:

  Section 1. Assignment. (a) Comcast hereby assigns and transfers to Fox all of the rights, obligations, liabilities and interests of Comcast in, to and under the Asset Purchase Agreement to the extent such rights, obligations, liabilities and interests relate to the MSC Items.

  (b) Fox hereby accepts such assignment and transfer and hereby agrees to perform and discharge promptly and fully when due all of the obligations of Comcast to be performed under the Asset Purchase Agreement to the extent such obligations relate to the MSC Items; provided that upon termination of this Agreement pursuant to the terms of Section 15, Fox shall be relieved of all of its obligations under this Section 1(b) subject to Section 15(b).

  (c) For the avoidance of doubt, the rights and obligations assigned to and assumed by Fox pursuant to clauses (a) and (b) above include the rights and obligations under Sections 9.01, 9.02 and 9.03 of the Asset Purchase Agreement to the extent they relate to the MSC Items.

  Section 2. Viacom Consent. Viacom hereby consents to the foregoing assignment, transfer and assumption. In the event that Fox acquires the MSC Assets at the Closing in accordance with the Asset Purchase

Agreement (the "Fox Closing"), Viacom hereby agrees that (i) Comcast will be released from (A) all obligations and liabilities under the Asset Purchase Agreement to the extent such obligations and liabilities relate to the MSC Items and (B) all liability with respect to any representations and warranties made by Comcast under the Asset Purchase Agreement with respect to the Lease and (ii) Fox will be a "Purchaser" as such term is defined and used in the Asset Purchase Agreement to the extent relating to the MSC Items, including for purposes of Sections 2.06, 2.07, 2.08A and 2.08C and the definition of "Purchaser Indemnified Party."

  Section 3. Certain Contracts, Other Assets and Arrangements. (a) Fox acknowledges that the rights and interests of Comcast under the Asset Purchase Agreement to the extent such rights and interests relate to the Transponder Agreement (or any alternative arrangements established by Viacom in respect thereof) are not assigned or transferred to Fox pursuant to this Agreement.

  (b) In the event that the Fox Closing occurs, then on the Closing Date Comcast and Fox shall enter into a transponder service agreement (the "Additional Transponder Agreement"), on mutually satisfactory terms pursuant to which the MSC Business will continue to receive services under the Transponder Agreement (or any alternative arrangements established by Viacom in respect thereof) on terms and conditions consistent with past practices in respect of MSC.

  (c) In the event that any other HTS Asset, MSC Asset or any Business Employee is used, held for use or employed in connection with both the HTS Business and the MSC Business, then (i) such HTS Asset, MSC Asset or Business Employee will be treated as if it, he or she were used, held for use or employed, as the case may be, in whichever of the HTS Business or the MSC Business it, he or she is primarily used, held for use or employed in and (ii) on the date of the Fox Closing, Fox and Comcast will enter into mutually satisfactory arrangements for the sharing of such asset or person consistent with past practices.

  (d) For the avoidance of doubt, the parties hereby agree that the letter agreement dated as of August 8, 2000 between Viacom and Fox Cable Networks Group, a unit of Fox Television, constitutes an MSC Asset for purposes of the Asset Purchase Agreement.

  (e) Fox and Comcast agree to cooperate and consult with each other in order to avoid any WARN Act violation in connection with the transactions hereunder or under the Asset Purchase Agreement.

  (f) The parties acknowledge and agree that the MSC Assets do not include the contracts and agreements listed under a heading for HTS in Section 3.16(a) of the Disclosure Schedule to the Asset Purchase Agreement.

  (g) ARC agrees that until the earlier of the Fox Closing and December 31, 2001, neither ARC nor any of its Affiliates (the "Restricted Parties") will, directly or indirectly, whether as principal, agent, consultant, stockholder or investor, alone or in association with any Person, employ or actively solicit for employment (including as an independent contractor) any employee of Viacom, Comcast or any of their respective Affiliates who is employed primarily by or in connection with the MSC Business (a "MSC Business Employee"); provided, that the Restricted Parties may employ or actively solicit (i) any MSC Business Employee who is terminated by the MSC Business or
(ii) any MSC Business Employee whose employment with the MSC Business otherwise ceases, provided that in the case of clause (ii), the Restricted Parties may not employ or actively solicit any such MSC Business Employee until the earlier of the Fox Closing and the six-month anniversary of the date of such MSC Business Employee's separation from the MSC Business.

  (h) Viacom shall not execute any cable affiliation agreement with respect to MSC with Satellite Services, Time Warner Cable, Charter Communications, Media One or any of their respective Affiliates without the prior consent of Fox which shall not be unreasonably withheld.

  Section 4. Control of Pre-Closing Determinations. Prior to the Closing, Comcast shall be entitled to control of all matters set forth in the Asset Purchase Agreement that are under the control of Purchaser, including any determination as to whether to amend or terminate the Asset Purchase Agreement or consent to any action or waive any condition thereunder; provided that (i) Comcast shall take no such action that would adversely affect the rights or obligations of Fox hereunder (A) without prior consultation with Fox and (B) unless such action is taken by Comcast for a purpose other than to adversely affect the rights or obligations of Fox hereunder and (ii) without the consent of Fox (which shall not be unreasonably withheld) (1) Comcast will not amend the terms of the Asset Purchase Agreement relating to the purchase price to be paid for the MSC Business, (2) Comcast will not consent (unless it would be unreasonable not to do so) to any action or waive any condition under the Asset Purchase Agreement that would result in a change in the MSC Assets that is material to the MSC Business taken as a whole and (3) Comcast will not consent (unless it would be unreasonable not to do so) to the MSC Business entering into one or more affiliation agreements if such action by the MSC Business requires the consent of Comcast under Section 5.01(c)(v) of the Asset Purchase Agreement.

  Section 5. Closing Date. The parties agree that the Closing shall not occur prior to the earlier of (i) the expiration or termination of any waiting period (and any extension thereof) under the HSR Act applicable to the purchase by Fox of the MSC Assets (the "Fox Antitrust Approval") and (ii) January 31, 2001.

  Section 6. Deliveries of Certificates. (a) At the Fox Closing, Viacom shall deliver or cause to be delivered to Comcast and Fox:

    (i) copies of the certificates and other documents referred to in clauses
  (b) and (c) of Section 2.06 of the Asset Purchase Agreement; and

    (ii) a certificate signed by a duly authorized senior officer of Viacom to the effect that: (A) the representations and warranties of Viacom contained in Section 10 hereof (1) that are qualified as to materiality, shall be true and correct and (2) that are not qualified as to materiality, shall be true and correct in all material respects, in each case as of the Fox Closing, other than representations and warranties made as of another date, which representations and warranties shall have been true and correct, or true and correct in all material respects, as the case may be, as of such date; and (B) the obligations, covenants and agreements of Viacom contained in this Agreement to be performed or complied with on or prior to the date of the Fox Closing (1) that are qualified as to materiality shall have been performed or complied with and (2) that are not qualified as to materiality shall have been performed or complied with in all material respects, in each case on or prior to the date of the Fox Closing

  (b) At the Fox Closing, Comcast shall deliver or cause to be delivered to Viacom and Fox:

    (i) copies of the certificates and other documents referred to in clause
  (b) of Section 2.07 of the Asset Purchase Agreement; and

    (ii) a certificate signed by a duly authorized senior officer of Comcast to the effect that: (A) the representations and warranties of Comcast contained in Section 7 hereof (1) that are qualified as to materiality, shall be true and correct and (2) that are not qualified as to materiality, shall be true and correct in all material respects, in each case as of the Fox Closing, other than representations and warranties made as of another date, which representations and warranties shall have been true and correct, or true and correct in all material respects, as the case may be, as of such date; and (B) the obligations, covenants and agreements of Comcast contained in this Agreement to be performed or complied with on or prior to the date of the Fox Closing (1) that are qualified as to materiality shall have been performed or complied with and (2) that are not qualified as to materiality shall have been performed or complied with in all material respects, in each case on or prior to the date of the Fox Closing.

  (c) At the Fox Closing, Fox shall deliver to each of Viacom and Comcast:

    (i) a certificate signed by a duly authorized senior officer of Fox to the effect that: (A) the representations and warranties of Fox contained in
  Section 8 hereof (1) that are qualified as to materiality, shall be true and correct and (2) that are not qualified as to materiality, shall be true and correct in all material respects, in each case as of the Fox Closing, other than representations and warranties made as of another date, which representations and warranties shall have been true and correct, or true and correct in all material respects, as the case may be, as of such date; and (B) the obligations, covenants and agreements of Fox contained in this Agreement to be performed or complied with on or prior to the date of the Fox Closing
  (1) that are qualified as to materiality shall have been performed or complied with and (2) that are not qualified as to materiality shall have been performed or complied with in all material respects, in each case on or prior to the date of the Fox Closing; and

    (ii) a true and complete copy, certified by the Secretary or an Assistant Secretary of Fox, of the resolutions duly and validly adopted by the members of Fox evidencing its authorization of the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and such other customary documents as Viacom or Comcast may reasonably request evidencing Fox's existence, good standing and authority to enter into this Agreement and consummate the transactions contemplated hereby.

  (d) The deliveries provided for under clauses (a), (b) and (c) above are in addition to the other deliveries required under the Asset Purchase Agreement or hereunder.

  Section 7. Representations and Warranties of Comcast. Comcast represents and warrants to each of Fox and Viacom as follows, as of the date hereof and as of the Closing Date:

    (a) Incorporation and Authority of Comcast.

      (i) Comcast is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has all necessary corporate power and authority to enter into this Agreement, the Additional Transponder Agreement and the Additional Assignment Agreement (together with the Additional Transponder Agreement, the "Additional Agreements"), to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Additional Agreements by Comcast, the performance by Comcast of its obligations hereunder and thereunder and the consummation by Comcast of the transactions contemplated hereby and thereby have been duly authorized by all requisite corporate action on the part of Comcast.

      (ii) This Agreement has been, and when executed and delivered by Comcast, the Additional Agreements will be, duly executed and delivered by Comcast and (assuming due authorization, execution and delivery by the other parties hereto and thereto) constitute the legal, valid and binding obligations of Comcast, enforceable against Comcast in accordance with their terms, subject, as to enforceability, to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

    (b) No Conflict. The execution, delivery and performance of this Agreement and the Additional Agreements by Comcast do not and will not (i) violate or conflict with the Articles of Incorporation or By-laws (or other similar applicable documents) of Comcast, (ii) conflict with or violate any Law or Governmental Order applicable to Comcast, in any material respect or
  (iii) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or any other rights under, or result in the creation of any Lien on any of the assets or properties of Comcast pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which Comcast is a party or by which any of such assets or properties is bound or affected, or any Law or Governmental Order, except as would not, individually or in the aggregate, prohibit or materially delay Comcast from consummating the transactions contemplated hereby.

    (c) Consents and Approvals. The execution and delivery of this Agreement and the Additional Agreements by Comcast does not, and the performance of this Agreement and the Additional Agreements by Comcast will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other Person except (i) for compliance with any applicable requirements of the HSR Act, and (ii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, prohibit or materially delay Comcast from consummating the transactions contemplated hereby.

    (d) Absence of Litigation. Except for the review and request for additional information by antitrust authorities under the HSR Act (the "Antitrust Review") and except for the Litigation, there are no Actions pending against Comcast as of the date hereof which in any manner challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

    (e) Asset Purchase Agreement. Comcast has furnished to Fox on or prior to the date of this Agreement a true and complete copy of the Original Asset Purchase Agreement (including all schedules and exhibits thereto) and each amendment thereto as of the date of this Agreement.

    (f) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Comcast.

    (g) Exclusivity of Representations. EXCEPT AS MAY BE SET FORTH IN ANOTHER AGREEMENT EXECUTED BY COMCAST, THE REPRESENTATIONS AND WARRANTIES MADE BY COMCAST IN THIS AGREEMENT ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES. COMCAST HEREBY DISCLAIMS ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SELLER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION.

  Section 8. Representations and Warranties of Fox. Fox represents and warrants to each of Comcast and Viacom as follows, as of the date hereof and as of the Closing Date:

    (a) Incorporation and Authority of Fox

      (i) Fox is a limited liability company duly formed, validly existing and in good standing under the Laws of its jurisdiction of organization and has all necessary power and authority to enter into this Agreement, the Additional Agreements and the Lease, to carry out its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement, the Additional Agreements and the Lease by Fox, the performance by Fox of its obligations hereunder and thereunder and the consummation by Fox of the transactions contemplated hereby and thereby have been duly authorized by all requisite action on the part of Fox.

      (ii) This Agreement has been, and when executed by Fox, the Additional Agreements and the Lease will be, duly executed and delivered by Fox and (assuming due authorization, execution and delivery by the other parties hereto and thereto), constitute the legal, valid and binding obligations of Fox enforceable against Fox in accordance with their terms, subject, as to enforceability, to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

    (b) No Conflict. The execution, delivery and performance of this Agreement, the Additional Agreements and the Lease by Fox do not and will not (a) violate or conflict with the Certificate of Formation or Operating Agreement (or other similar applicable documents) of Fox, (b) conflict with or violate any Law or Governmental Order applicable to Fox, in any material respect or (c) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or any other rights under, or result in the creation of any Lien on any of the assets or properties of Fox pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which Fox is a party or by which any of such assets or properties is bound or affected, or any Law or Governmental Order, except as would not, individually or in the aggregate, prohibit or materially delay Fox from consummating the transactions contemplated hereby.

    (c) Consents and Approvals. The execution and delivery of this Agreement, the Additional Agreements and the Lease by Fox do not, and the performance of this Agreement, the Additional Agreements and the Lease by Fox will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other Person, except
  (i) for compliance with any applicable requirements of the HSR Act and (ii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, prohibit or materially delay Fox from consummating the transactions contemplated hereby.

    (d) Absence of Litigation. There are no Actions pending against Fox as of the date hereof which in any manner challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

    (e) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Fox.

    (f) Exclusivity of Representations. EXCEPT AS MAY BE SET FORTH IN ANOTHER AGREEMENT EXECUTED BY FOX, THE REPRESENTATIONS AND WARRANTIES MADE BY FOX IN THIS AGREEMENT ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES. FOX HEREBY DISCLAIMS ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SELLER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION.

  Section 9. Representations and Warranties of Fox Guarantor. Fox Guarantor represents and warrants to each of Comcast and Viacom as follows, as of the date hereof and as of the Closing Date:

    (a) Incorporation and Authority of Fox Guarantor.

      (i) Fox Guarantor is a corporation, validly existing and in good standing under the Laws of the State of Delaware and has all necessary power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Fox Guarantor, the performance by Fox Guarantor of its obligations hereunder and the consummation by Fox Guarantor of the transactions contemplated hereby have been duly authorized by all requisite action on the part of Fox Guarantor.

      (ii) This Agreement has been duly executed and delivered by Fox Guarantor and (assuming due authorization, execution and delivery by Purchaser) constitutes the legal, valid and binding obligations of Fox Guarantor, enforceable against Fox Guarantor in accordance with its terms, subject, as to enforceability, to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law) and to principles limiting the enforceability of restrictions on competition.

    (b) No Conflict. The execution, delivery and performance of this Agreement by Fox Guarantor do not and will not (a) violate or conflict with the Certificate of Incorporation or By-Laws of Fox Guarantor, (b) conflict with or violate any Law or Governmental Order applicable to Fox Guarantor or any of its Affiliates, in any material respect or (c) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or any other rights under, or result in the creation of any Lien on any of the assets or properties of Fox Guarantor (other than any Permitted Lien) pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which Fox Guarantor or any of its Affiliates is a party or by which any of such assets or properties is bound or affected, or any Law or Governmental Order, except as would not, individually or in the aggregate, prohibit or materially delay Fox from consummating the transactions as contemplated hereby.
    (c) Consents and Approvals. The execution and delivery of this Agreement by Fox Guarantor do not, and the performance of this Agreement by Fox Guarantor will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other Person except (i) for compliance with any applicable requirements of the HSR Act, and (ii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, prohibit or materially delay Fox Guarantor from consummating the transactions as contemplated hereby.

    (d) Absence of Litigation. There are no Actions pending against Fox Guarantor or any of its Affiliates as of the date hereof which in any manner challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

    (e) Exclusivity of Representations. EXCEPT AS MAY BE SET FORTH IN ANOTHER AGREEMENT EXECUTED BY FOX GUARANTOR, THE REPRESENTATIONS AND WARRANTIES MADE BY FOX GUARANTOR IN THIS AGREEMENT ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES. FOX GUARANTOR HEREBY DISCLAIMS ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO PURCHASER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION.

  Section 10. Representations and Warranties of Viacom. Viacom represents and warrants to each of Comcast and Fox as follows, as of the date hereof and as of the Closing Date:

    (a) Incorporation and Authority of Viacom.

      (i) Viacom is a corporation duly incorporated, validly existing and in good standing under the Laws of its jurisdiction of incorporation or organization and has all necessary corporate power and authority to enter into this Agreement, to carry out its obligations hereunder and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement by Viacom and the performance by Viacom of its obligations hereunder have been duly authorized by all requisite corporate action on the part of Viacom.

      (ii) This Agreement has been duly executed and delivered by Viacom and (assuming due authorization, execution and delivery by the other parties hereto) constitutes the legal, valid and binding obligations of Viacom, enforceable against Viacom in accordance with its terms, subject, as to enforceability, to the effect of any applicable bankruptcy, reorganization, insolvency, moratorium, fraudulent conveyance or similar Laws affecting creditors' rights generally and to the effect of general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at Law).

    (b) No Conflict. The execution, delivery and performance of this Agreement by Viacom do not and will not (i) violate or conflict with the Certificate of Incorporation or By-laws (or other similar applicable documents) of Viacom, (ii) conflict with or violate any Law or Governmental Order applicable to Viacom, in any material respect or (iii) result in any breach of, or constitute a default (or event which, with the giving of notice or lapse of time, or both, would become a default) under, or give to any Person any rights of termination, amendment, acceleration or cancellation of, or any other rights under, or result in the creation of any Lien on any of the assets or properties of Viacom pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument relating to such assets or properties to which Viacom is a party or by which any of such assets or properties is bound or affected, or any Law or Governmental Order, except as would not, individually or in the aggregate, prohibit or materially delay Viacom from consummating the transactions contemplated hereby.

    (c) Consents and Approvals. The execution and delivery of this Agreement by Viacom does not, and the performance of this Agreement by Viacom will not, require any consent, approval, authorization or other action by, or filing with or notification to, any Governmental Authority or other Person except (i) for compliance with any applicable requirements of the HSR Act, and (ii) where failure to obtain such consent, approval, authorization or action, or to make such filing or notification, would not, individually or in the aggregate, prohibit or materially delay Viacom from consummating the transactions contemplated hereby.

    (d) Absence of Litigation. Except for the Antitrust Review and the Litigation, there are no Actions pending against Viacom as of the date hereof which in any manner challenge or seek to prevent, enjoin, alter or materially delay the transactions contemplated hereby.

    (e) Consideration for HTS. The mutual covenants and agreements of Comcast contained in the Asset Purchase Agreement and the execution by Comcast of the Distribution Agreement and the Shared Services Agreement (to the extent it relates to HTS) constitute the entire consideration to be received by Viacom for the 65.702% general partnership interest in HTS owned by Viacom.

    (f) Brokers. No broker, finder or investment banker is entitled to any brokerage, finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Viacom.

    (g) Exclusivity of Representations. EXCEPT AS MAY BE SET FORTH IN ANOTHER AGREEMENT EXECUTED BY VIACOM, THE REPRESENTATIONS AND WARRANTIES MADE BY VIACOM IN THIS AGREEMENT ARE IN LIEU OF AND ARE EXCLUSIVE OF ALL OTHER REPRESENTATIONS AND WARRANTIES, INCLUDING ANY IMPLIED WARRANTIES. VIACOM HEREBY DISCLAIMS ANY SUCH OTHER OR IMPLIED REPRESENTATIONS OR WARRANTIES, NOTWITHSTANDING THE DELIVERY OR DISCLOSURE TO SELLER OR ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS OR REPRESENTATIVES OF ANY DOCUMENTATION OR OTHER INFORMATION.

  Section 11. Absence of MSC Representations and Warranties by Comcast. Fox acknowledges that no representations or warranties, express or implied, are made by Comcast with respect to the MSC Items and that Comcast will have no liability to Fox with respect thereto.

  Section 12. Regulatory and Other Authorizations; Consents. (a) Fox shall use its commercially reasonable efforts to obtain all authorizations, consents, orders and approvals of all Governmental Authorities that may be or become necessary for its execution and delivery of, and the performance of its obligations pursuant to, this Agreement (including, without limitation, performance of the obligations under the Asset Purchase Agreement it has assumed pursuant to this Agreement) and will cooperate fully with Viacom and Comcast in promptly seeking to obtain all such authorizations, consents, orders and approvals. Notwithstanding any other provision of this Agreement, neither Fox nor any of its Affiliates shall be required to enter into any consent decree or to dispose or hold separate any assets or otherwise agree to any action which may adversely affect Fox or any of its Affiliates, the MSC Business or any MSC Asset in order to satisfy any objection of any Governmental Authority.

  (b) Fox agrees to make an appropriate filing of a Notification and Report Form pursuant to the HSR Act with respect to the transactions contemplated hereby within 10 Business Days after the date hereof and to supply promptly any additional information and documentary material that may be requested pursuant to the HSR Act. Filing fees associated with such HSR filings shall be borne by Fox.

  Section 13. Related Agreements. (a) In the event that the Fox Closing occurs:

    (i) immediately after the Closing, Comcast shall transfer and assign to Fox pursuant to an assignment and assumption agreement in form and substance reasonably satisfactory to both parties (the "Additional Assignment Agreement"), and Fox shall accept and assume, the rights and obligations of Comcast under the Shared Services Agreement and the Noncompetition Agreement to the extent such rights and obligations relate to the MSC Business; and

    (ii) Fox shall enter into the Lease with CBS Broadcasting, Inc. pursuant to the Asset Purchase Agreement.

  (b) Viacom hereby consents to the foregoing.

  Section 14. Asset Purchase Agreement. From and after the date hereof until the earlier of the Closing Date and the termination of this Agreement pursuant to Section 15, Comcast shall provide Fox with a true and complete copy of any amendment of, and any waiver or consent under, the Asset Purchase Agreement executed after the date hereof.

  Section 15. Termination. (a) This Agreement may be terminated at any time prior to the Closing as follows:

    (i) by Comcast or Viacom if either (A) all of the following circumstances exist: (1) January 31, 2001 has passed or any waiting period (and any extension thereof) under the HSR Act applicable to the purchase by Fox of the MSC Assets has expired or been terminated, (2) Closing cannot occur on the date this Agreement is to be terminated under this Section 15(a)(i) because the Fox Closing cannot occur, whether as a result of a Governmental Order which restrains or prohibits the Fox Closing, the failure to obtain the Fox Antitrust Approval or otherwise and (3) the Closing could occur on the date this Agreement is to be terminated under this Section 15(a)(i) if this Agreement were terminated or (B) Fox has materially breached any of its representations, warranties, covenants or agreements hereunder;

  (ii) by Comcast, Fox or Viacom if the Fox Closing shall not have occurred prior to December 31, 2001; provided, however, that the right to terminate this Agreement under this clause (a)(ii) shall be suspended as to any party whose breach, misrepresentation or failure to fulfill any material obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur prior to such date, until the 10th day after such failure has been cured;

    (iii) by Fox if Comcast amends the Asset Purchase Agreement, consents to any action or waives any condition thereunder in a manner that adversely affects Fox's rights or obligations hereunder in any material respect;

    (iv) by Fox, Comcast or Viacom if the Asset Purchase Agreement is terminated without the Closing occurring; or

    (v) by Fox pursuant to Section 8 of the MOU.

  (b) The termination rights of Comcast, Fox and Viacom under Section 15(a) are in addition to, and not exclusive of, any other rights or remedies Comcast, Fox or Viacom may have hereunder, at Law or otherwise. In the event of the termination of this Agreement as provided in Section 15(a), this Agreement shall forthwith become void and there shall be no liability on the part of any party hereto, except as set forth in Sections 3(d), 3(g), 16 and 18 and nothing herein shall relieve any party from liability for any breach hereof or failure to perform hereunder.

  Section 16. Indemnification. (a) Fox shall indemnify and hold Comcast and Viacom, their respective Affiliates and respective employees, officers and directors (collectively, the "Fox Indemnified Parties") harmless from and against, and agrees to promptly defend any Fox Indemnified Party from and reimburse any Fox Indemnified Party for, any and all Losses, damages, costs, expenses, liabilities, obligations and claims of any kind (including any Action brought by any Governmental Authority or Person and including reasonable attorneys' fees and expenses reasonably incurred including those incurred to enforce the indemnity rights hereunder) (collectively, "Losses"), which such Fox Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with (i) the inaccuracy as of the date of this Agreement or the Closing Date of any representations and warranties made by Fox in or pursuant to this Agreement or (ii) any failure by Fox to carry out, perform, satisfy or discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and/or other instruments delivered by Fox pursuant to this Agreement.

  (b) Comcast shall indemnify and hold Fox and Viacom, their respective Affiliates and their respective employees, officers and directors (collectively, the "Comcast Indemnified Parties") harmless from and against, and agrees to promptly defend any Comcast Indemnified Party from and reimburse any Comcast Indemnified Party for, any and all Losses which such Comcast Indemnified Party may at any time suffer or incur, or become subject to, as a result or in connection with (i) the inaccuracy as of the date of this Agreement or the Closing Date of any representations and warranties made by Comcast in or pursuant to this Agreement or (ii) any failure by Comcast to carry out, perform, satisfy and discharge any of its covenants, agreements, undertakings, liabilities or obligations under this Agreement or under any of the documents and/or other instruments delivered by Comcast pursuant to this Agreement.

  (c) A party entitled to be indemnified pursuant to clauses (a) or (b) of this Section 16 (the "Indemnified Party") shall promptly notify the party liable for such indemnification (the "Indemnifying Party") in writing of any claim or demand which the Indemnified Party has determined has given or could give rise to a right of indemnification under this Agreement; provided, however, that a failure to give prompt notice or to include any specified information in any notice will not affect the rights or obligations of any party hereunder except and only to the extent that, as a result of such failure, any party which was entitled to receive such notice was damaged as a result of such failure. Subject to the Indemnifying Party's right to defend in good faith third party claims as hereinafter provided, the Indemnifying Party shall satisfy its obligations under this Section 16 within 30 days after the receipt of written notice thereof from the Indemnified Party.

  (d) If the Indemnified Party shall notify the Indemnifying Party of any claim or demand pursuant to clause (a) or (b) of this Section 16, and if such claim or demand relates to a claim or demand asserted by a third party against the Indemnified Party and the Indemnifying Party agrees to indemnify the Indemnified Party for all Losses arising therefrom or relating thereto, the Indemnifying Party shall have the right to employ counsel reasonably acceptable to the Indemnified Party to defend any such claim or demand asserted against the Indemnified Party for so long as the Indemnifying Party shall continue in good faith to diligently defend against such action or claim. The Indemnified Party shall have the right to participate in the defense of any such claim or demand at its own expense. The Indemnifying Party shall notify the Indemnified Party in writing, as promptly as possible (but in any case five Business Days before the due date for the answer or response to a claim) after the date of the notice of claim given by the Indemnified Party to the Indemnifying Party under clause (a) or (b) of this Section 16 of its election to defend in good faith any such third party claim or demand. So long as the Indemnifying Party is defending in good faith any such claim or demand asserted by a third party against the Indemnified Party, the Indemnified Party shall not settle or compromise such claim or demand without the consent of the Indemnifying Party, which consent shall not be unreasonably withheld, and the Indemnified Party shall make available to the Indemnifying Party or its agents all records and other material in the Indemnified Party's possession reasonably required by it for its use in contesting any such third party claim or demand. Whether or not the Indemnifying Party elects to defend any such claim or demand, the Indemnified Party shall have no obligation to do so. In the event the Indemnifying Party elects not to defend such claim or action or if the Indemnifying Party elects to defend such claim or action but fails to diligently defend such claim or action in good faith, the Indemnified Party shall have the right to settle or compromise such claim or action without the consent of the Indemnifying Party, except that the Indemnified Party shall not settle or compromise any such claim or demand unless the Indemnifying Party is given a full and completed release of any and all liability in respect thereof by all parties with which the Indemnified Party is settling or compromising such claim or action.

Notwithstanding the foregoing, the Indemnifying Party shall not be entitled to assume or maintain control of the defense of any action or claim if (A) the action or claim relates to or arises in connection with any criminal proceeding, action, indictment, allegation or investigation, (B) the action or claim seeks an injunction or equitable relief against the Indemnified Party or
(C) the action or claim relates to Taxes (other than Income Taxes) and if determined adversely could reasonably be expected to result in an increase in the liability of the Indemnified Party for the payment of any Tax for any period beginning after the Closing Date.

  Section 17. Transactions Contemplated by this Agreement. When used in this Agreement with respect to Fox, "the transactions contemplated hereby" and words of similar import refers to (i) the transactions contemplated by this Agreement and (ii) the transactions to which Fox will be a party pursuant to the Asset Purchase Agreement as a result hereof. When used in Section 10, "performance by Viacom of its obligations hereunder" and words of similar import do not refer to the transactions under the Asset Purchase Agreement.

  Section 18. Expenses. Except as may be otherwise specified herein or in the Asset Purchase Agreement, all costs and expenses, including fees and disbursements of counsel, financial advisors and accountants, incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such costs and expenses, whether or not the Closing shall have occurred.

  Section 19. Notices. Copies of all notices, claims, demands and other communications given to Comcast under the Asset Purchase Agreement relating to the MSC Items shall hereafter also be given to Fox and Fox Guarantor at the following address (or such other address as shall be specified in a notice given in accordance with Section 10.03 of the Asset Purchase Agreement):

c/o Fox Channels Group
1440 S. Sepulveda Boulevard, Suite 116
Los Angeles, California 90025
Telephone:(310) 444-8343
Telecopier: (310) 914-8784
Attention: Daniel M. Fawcett, Esq.

With a copy to:

The News Corporation Limited
1211 Avenue of the Americas
New York, New York 10036
Telephone: (212) 852-7000
Telecopier: (212) 768-2029
Attention: Arthur M. Siskind, Esq.

and

Squadron, Ellenoff, Plesent & Sheinfeld, LLP
551 Fifth Avenue
New York, New York 10176
Telephone: (212) 476-8212
Telecopier: (212) 697-6686
Attention: Ira S. Sheinfeld, Esq.

Notices hereunder shall be given in accordance with Section 10.03 of the Asset Purchase Agreement. For this purpose notices to Fox and Fox Guarantor shall be given at the addresses set forth above.

  Section 20. Public Announcements. Except as may be required by Law or stock exchange or quotation system rules, no party to this Agreement shall make any public announcements in respect of this Agreement, the Asset Purchase Agreement, or the transactions contemplated hereby or thereby or otherwise communicate with any news media in respect thereof without prior notification to the other parties, and the parties shall cooperate as to the timing and contents of any such announcement.

  Section 21. Headings. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

  Section 22. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced because of any Law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not materially affected in any manner adverse to any party hereto. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in a mutually acceptable manner in order that the transactions contemplated hereby be consummated as originally contemplated to the greatest extent possible.

  Section 23. Entire Agreement. This Agreement, together with the Asset Purchase Agreement, constitutes the entire agreement of the parties hereto with respect to the subject matter hereof and thereof and supersedes all prior agreements and undertakings, both written and oral, among Viacom, Comcast and Fox with respect to the subject matter hereof and thereof, except as otherwise expressly provided herein or therein.

  Section 24. Successors and Assigns. This Agreement will be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns but will not be assignable or delegable by any party without the prior written consent of the other parties which shall not be unreasonably withheld. Notwithstanding the foregoing, Fox may transfer or assign, in whole or in one or more parts, to one or more majority-owned Subsidiaries of Fox Guarantor, its rights and obligations hereunder without the consent of the other parties hereto; provided that no such assignment shall relieve Fox of any of its obligations hereunder.

  Section 25. No Recourse. Notwithstanding any of the terms or provisions of this Agreement, each of Viacom, Comcast and Fox agree that neither it nor any Person acting on its behalf may assert any claims or cause of action against any employee, officer or director of any other party or stockholder of any other party in connection with or arising out of this Agreement or the transactions contemplated hereby.

  Section 26. No Third-Party Beneficiaries. Except as expressly provided in
Section 16, this Agreement is for the sole benefit of the parties hereto and their permitted assigns and nothing herein, express or implied, is intended to or shall confer upon any other Person or entity any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement.

  Section 27. Amendment. This Agreement may not be amended or modified except by an instrument in writing signed by the parties hereto.

  Section 28. Governing Law. This Agreement shall be governed by, and construed in accordance with, the Laws of the State of New York applicable to agreements made and performed wholly therein. All actions and proceedings arising out of or relating to this Agreement may be heard and determined in a New York state or federal court sitting in the City of New York, and the parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of such courts in any such action or proceeding and irrevocably waive the defense of an inconvenient forum to the maintenance of any such action or proceeding.

  Section 29. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

  Section 30. Counterparts. This Agreement may be executed in one or more counterparts, and by the different parties hereto in separate counterparts, each of which when executed shall be deemed to be an original but all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as manual delivery of an originally executed counterpart of this Agreement.

  Section 31. No Presumption. This Agreement shall be construed without regard to any presumption or rule requiring construction or interpretation against the party drafting or causing any instrument to be drafted.

  Section 32. Waiver. This Agreement or any of its provisions may not be waived except in writing. The failure of any party to enforce any right arising under this Agreement on one or more occasions will not operate as a waiver of that or any other right on that or any other occasion. No failure or delay by any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege.

  Section 33. Guaranty by Fox Guarantor. Fox Guarantor hereby irrevocably and unconditionally guarantees to Comcast and Viacom the prompt and full discharge by Fox of all of Fox's covenants, agreements, obligations and liabilities under this Agreement (collectively, the "Fox Obligations"), in accordance with the terms hereof. Fox Guarantor acknowledges and agrees that, with respect to all Fox Obligations to pay money, such guaranty shall be a guaranty of payment and performance and not of collection and shall not be conditioned or contingent upon the pursuit of any remedies against Fox. If Fox shall default in the due and punctual performance of any Fox Obligation, Fox Guarantor will forthwith perform or cause to be performed such Fox Obligation and will forthwith make full payment of any amount due with respect thereto at its sole cost and expense.

  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                                          COMCAST CORPORATION

                                             /s/ Amy Banse
                                          By: _________________________________
                                          Name: Amy Banse
                                          Title: Vice President,
                                          Programming and Investment

                                          FOX SPORTS NET MINNESOTA, LLC

                                             /s/ Daniel M. Fawcett
                                          By: _________________________________
                                          Name: Daniel M. Fawcett
                                          Title: Executive Vice President

                                          VIACOM INC.

                                             /s/ Michael Fricklas
                                          By: _________________________________
                                          Name: Michael Fricklas
                                          Title: Executive Vice President

                                          Solely for purposes of Sections 9
                                           and 33
                                          FOX ENTERTAINMENT GROUP, INC.

                                             /s/ Arthur Siskind
                                          By: _________________________________
                                          Name: Arthur M. Siskind
                                          Title: Senior Executive Vice
                                           President